UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2012

CAPITAL BANK FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-1479750	27-1454759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1601

Coral Gables, Florida 33134

(Address of principal executive offices)

 (305) 670-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement

                On October 1, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated March 26, 2012 and amended as of June 25, 2012 and September 25, 2012  (the “Merger Agreement”) by and among Capital Bank Financial Corp., a Delaware corporation (formerly known as North American Financial Holdings, Inc.) (the “Company”), Winston 23 Corporation, a North Carolina corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Southern Community Financial Corporation, a North Carolina Corporation (“Southern Community”), Merger Sub merged with and into Southern Community, with Southern Community continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

On October 1, 2012, in connection with the closing of the Merger and pursuant to the Merger Agreement, the Company issued each shareholder of Southern Community immediately prior to the effective time of the Merger one contingent value right (“CVR”) per share of Southern Community common stock.  The CVRs have a maturity date of October 1, 2017, at which time they may receive a payment of up to $1.30 per CVR, depending on the performance of certain assets in Southern Community’s legacy loan portfolio between the date of the Merger Agreement and the maturity date of the CVRs.  Generally, no payment will be made on the CVRs if net charge-offs on Southern Community’s legacy loan and real estate owned portfolio for the period between the date of the Merger Agreement and the maturity date of the CVRs exceeds $87 million.  To the extent such charge-offs are less than $87 million, 75% of such difference will be payable to the CVRs in the aggregate, subject to the maximum payment of $1.30 per CVR.   Upon certain changes of control of the Company, the Company will be required to redeem the CVRs for an amount of $1.30 per CVR.

The maximum amount that may be payable under the Southern Community CVR is approximately $21.9 million.  The CVRs are unsecured obligations of the Company, do not constitute equity or voting securities of the Company, and have no dividend or voting rights.

This description of the CVRs does not purport to be complete and is qualified in its entirety by reference to the Contingent Value Rights Agreement, which is incorporated by reference to Exhibit 10.1

Item 2.01              Completion of Acquisition or Disposition of Assets.

                On October 1, 2012, the Merger was consummated.  Pursuant to the Merger Agreement, each share of Southern Community common stock issued and outstanding immediately prior to the completion of the Merger was converted into the right to receive $3.11 in cash and a contingent value right. Each share of the Company’s common stock remained outstanding and was unaffected by the merger.

                This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference to Exhibits 2.1 and 2.2.  On October 1, 2012, the Company issued a press release announcing the completion of the Merger,a copy of which is attached hereto as Exhibit 99.1.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                As of the closing of the Merger, Southern Community became a wholly owned subsidiary of the Company, and as of such date Southern Community and its subsidiaries had outstanding the following series of debentures and related trust preferred securities:

  7.95% Deferrable Interest Junior Subordinated Debentures due 2033 issued pursuant to the Indenture dated November 10, 2003 between Southern Community and Wilmington Trust Company, the related trust preferred securities issued by Southern Community Capital Trust II pursuant to the Amended and Restated Trust Agreement dated November 10, 2003 between Southern Community and Wilmington Trust Company, and the related Preferred Securities Guarantee Agreement dated November 10, 2003 between Southern Community and Wilmington Trust Company;

  Floating Rate Junior Subordinated Debt Securities due 2037 (the “2037 Debentures”) issued pursuant to the Indenture dated June 15, 2007 between Southern Community and Wilmington Trust Company, the related trust preferred securities (the “2037 TRUPs”) issued by Southern Community Capital Trust III pursuant to the Amended and Restated Declaration of Trust dated June 15, 2007 among Southern Community, Wilmington Trust Company and the named administrative trustees, and the related Guarantee Agreement dated June 15, 2007 between Southern Community and Wilmington Trust Company (the “2037 Guarantee”).

The 2037 Debentures are subordinated and unsecured debt securities of Southern Community, and have a maturity date of September 6, 2037.  The 2037 Debentures have an original principal balance of $10,310,000 and bear interest at a floating rate calculated as three-month LIBOR plus 1.43% per annum.  Interest on the 2037 Debentures compounds on the outstanding principal balance and any accrued and unpaid interest.  Southern Community may elect to defer interest payments on the 2037 Debentures for one or more periods, for up to 20 consecutive quarterly interest payment periods (but not beyond the maturity date of the debentures), provided that no event of default with respect to the 2037 Debentures giving rise to acceleration rights has occurred.  During any such deferral period interest will continue to accrue on the 2037 Debentures, compounding quarterly. Southern Community has the option to redeem the 2037 Debentures on any interest payment date beginning in December 2012, subject to receipt of applicable regulatory approvals, at a redemption price equal to their principal balance plus accrued and unpaid interest.

Upon the occurrence of certain specified events of default (including any non-payment of principal or interest when due (other than permitted interest deferrals), or certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of 25% of the principal amount of the 2037 Debentures (or, under certain circumstances, the holders of the 2037 TRUPs) will have the right to declare the principal amount of the 2037 Debentures, and any accrued interest, immediately due and payable.

The 2037 TRUPs have an initial aggregate liquidation amount of $10,000,000.  Cumulative cash distributions on the 2037 TRUPs will accrue at a floating rate calculated as three-month LIBOR plus 1.43% per annum.  Interest on the 2037 TRUPs compounds on the outstanding liquidation amount and any accrued and unpaid interest.  During any period in which Southern Community has elected to defer interest payments on the 2037 Debentures as described above, the trust will defer distributions on the 2037 TRUPs, but such distributions will continue to accrue through any such deferral period.

The 2037 TRUPs have no stated maturity date, but must be redeemed upon the redemption or maturity of the 2037 Debentures.  In the event of any partial redemption of the 2037 Debentures, the trust will redeem 2037 TRUPs with a liquidation amount equal to the principal balance of the redeemed debentures, at a redemption price equal to the liquidation amount plus accrued and unpaid interest thereon.

The only assets of the trust relating to the 2037 TRUPs are the 2037 Debentures.  Subject to the receipt of required regulatory approvals, the trust may be dissolved and the 2037 Debentures may be distributed to the holders of the 2037 TRUPs.

Southern Community has, pursuant to the 2037 Guarantee, fully and unconditionally guaranteed, on a subordinated basis, for the benefit of the holders of the 2037 TRUPs, the payment of certain amounts due on the 2037 TRUPs to the extent not paid by or on behalf of the trust, to the extent the trust has funds available to pay such amounts.

During any period in which there is an ongoing default with respect to the 2037 Debentures or the Guarantee Agreement, or interest payments are being deferred, Southern Community may not declare or pay dividends on, or redeem, purchase, or acquire, any of its capital stock, or make certain interest or principal payments with respect to its indebtedness ranking junior to or pari passu with the 2037 Debentures.

The information set forth under the captions “Description of the Trust,” “Description of the Preferred Securities,” “Description of the Junior Subordinated Debentures,” and “Description of the Guarantee” in the prospectus supplement filed by Southern Community with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2003 is incorporated herein by reference.

The Company intends to directly assume Southern Community’s obligations with respect to such outstanding securities.

Item 3.03              Material Modifications to Rights of Security Holders.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2012, the Company’s board of directors expanded the size of the board and appointed Dr. William G. Ward, Sr., Oscar A. Keller, III, Samuel E. Lynch and Martha M. Bachman to the board.

Dr. Ward was appointed to the board pursuant to the Merger Agreement, in which the Company agreed to add Dr. Ward as a director in connection with the closing of the Merger.  Mr. Keller was appointed to the board pursuant to the investment agreement under which the Company acquired a controlling interest in Capital Bank Corporation, which has subsequently merged with and into the Company.  Mr. Lynch and Ms. Bachman were appointed to the board pursuant to the investment agreement under which the Company acquired a controlling interest in Green Bankshares, Inc., which has subsequently merged with and into the Company.

Mr. Keller is the father-in-law of a lawyer at the law firm, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.  Capital Bank Corporation, a former subsidiary of the Company, paid legal fees to such firm for services rendered in 2011, 2010 and 2009 in the aggregate amount of approximately $295,191, $2,415,877 and $819,500, respectively.

It has not yet been determined which committees of the board any of the newly appointed directors will join, other than an agreement pursuant to the Merger Agreement that the Company will establish a new committee to administer certain matters with respect to the contingent value rights issued to former shareholders of Southern Community, which committee will include Dr. Ward.  The Company intends to establish such committee shortly.

Item 8.01              Other Events

Effective October 1, 2012, the Company purchased from the United States Department of the Treasury (the “Treasury”) all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A originally issued by Southern Community to the Treasury in connection with Southern Community’s participation in the Treasury’s Troubled Asset Relief Program, along with the related warrant to purchase 1,623,418 shares of Southern Community’s common stock, at a purchase price of approximately $46.9 million in cash, equal to the outstanding liquidation amount of the preferred stock plus all accrued and unpaid interest thereon.  The Company intends to cancel and retire such securities.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

                The Company has previously filed the following financial statements: (1) Audited Consolidated Financial Statements of Southern Community as of and for the years ended December 31, 2011, 2010 and 2009 and (2) Unaudited Consolidated Financial Statements of Southern Community as of and for the six months ended June 30, 2012 and 2011.  These financial statements, along with the Company Management’s discussion and analysis of the Company’s financial condition and results of operations were previously filed in the Registration Statement on Form S-1 of Capital Bank Financial Corp. (File No. 333-175108), as amended.

(b) Pro Forma Financial Information

                Pro forma financial information related to the Merger was previously filed in the Registration Statement on Form S-1 of Capital Bank Financial Corp. (File No. 333-175108), as amended.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp., and Winston 23 Corporation, dated as of March 26, 2012 (incorporated by reference to Exhibit 2.10 to the Registration Statement on Form S-1 of Capital Bank Financial Corp. (File No. 333-175108), filed on April 25, 2012).

2.2

Amendment No. 1 to the Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp., and Winston 23 Corporation, dated as of June 25, 2012 (incorporated by reference to Exhibit 2.10 to the Registration Statement on Form S-1 of Capital Bank Financial Corp. (File No. 333-175108), filed on June 29, 2012).

2.3	Amendment No. 2 to the Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp., and Winston 23 Corporation, dated as of September 25, 2012
10.1	Contingent Value Rights Agreement, dated October 1, 2012.
99.1	Press Release, dated October 1, 2012.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP.
Date: October 5, 2012	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer